As filed with the Securities and Exchange Commission on November 15, 2010
                        Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	65-0707824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 West Cypress Creek Road, Suite 400, Fort Lauderdale, Florida 33309
(Address of principal executive offices)

SMF ENERGY CORPORATION 2009 EQUITY INCENTIVE PLAN
(Full title of the plan)

Richard E. Gathright
Chief Executive Officer and President
SMF Energy Corporation
200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida 33309
Telephone: 954-308-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
S. Lee Terry, Jr. Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: 303-892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.01 per share	900,000	$ 1.42	$ 1,278,000	$ 91.12

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Company (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act.  The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on the Nasdaq Capital Market within five business days prior to filing this Registration Statement on November 8, 2010.

PART I

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I will be sent or given to the participants in the plan as required by Rule 428(b)(1) under the Securities Act.  Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3, Part II hereof, taken together, constitute a prospectus for the plan that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                      INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed by SMF Energy Corporation (“SMF” or the “Company”) with the Commission, are hereby incorporated in this registration statement by reference as of their date of filing with the Commission:

(a)           The Company’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Commission on September 28, 2010 (the “Annual Report”);

(b)           The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

(c)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered in the Annual Report; and

(d)           The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A/A filed under the Exchange Act with the Commission on June 5, 2007, as the same may be amended from time to time.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.                      DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                      INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

SMF is incorporated in the State of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company’s Certificate of Incorporation contains such a provision.

The Certificate of Incorporation of the Company generally allows indemnification of officers and directors to the fullest extent allowed by law. The Company currently intends to indemnify its officers and directors to the fullest extent permitted by its Certificate of Incorporation and Delaware Law.

The Company maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Company.

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ITEM 7.                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                 Exhibits

Exhibits	Description

4.1	Form of Common Stock Certificate filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (No. 333-11541) and incorporated by reference herein.

4.22	Form of Convertible Promissory Notes. Filed as Exhibit 4.1 to the Company’s Form 8-K filed on July 6, 2009 and incorporated by reference herein.

4.23
SMF Energy Corporation 2009 Equity Incentive Plan.  Filed as Annex A to the Company’s Proxy Statement on Schedule 14A filed on Ocotber 24, 2009, as amended by Appendix A to the Company’s Proxy Statement on Schedule 14A filed on November 24, 2009, and incorporated by reference herein.

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.                      UNDERTAKINGS

(a)           The undersigned registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

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Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

 (b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 15th day of November, 2010.

SMF ENERGY CORPORATION By: /s/ Richard E Gathright Name: Richard E. Gathright Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard E. Gathright, his true and lawful agent, proxy and attorney−in−fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post−effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney−in−fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

By: /s/ Richard E. Gathright Richard E. Gathright	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 15, 2010

By: /s/ Michael S. Shore Michael S. Shore	Chief Financial Officer, Treasurer and Senior Vice President (Principal Financial Officer)	November 15, 2010

By: /s/ Laura Patricia Messenbaugh Laura Patricia Messenbaugh	Chief Accounting Officer and Vice President (Principal Accounting Officer)	November 15, 2010

By: /s/ Wendell R. Beard Wendell R. Beard	Director	November 15, 2010

By: /s/ Steven R. Goldberg Steven R. Goldberg	Director	November 15, 2010

By: /s/ Nat Moore Nat Moore	Director	November 15, 2010

By: /s/ Larry S. Mulkey Larry S. Mulkey	Director	November 15, 2010

By: /s/ C. Rodney O’Connor C. Rodney O’Connor	Director	November 15, 2010

By: /s/ Robert S. Picow Robert S. Picow	Director	November 15, 2010

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibits	Description

4.1	Form of Common Stock Certificate filed as Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (No. 333-11541) and incorporated by reference herein.

4.23
SMF Energy Corporation 2009 Equity Incentive Plan.  Filed as Annex A to the Company’s Proxy Statement on Schedule 14A filed on Ocotber 24, 2009, as amended by Appendix A to the Company’s Proxy Statement on Schedule 14A filed on November 24, 2009, and incorporated by reference herein.

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on signature page of this Registration Statement).